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               [LETTERHEAD OF BALLARD SPAHR ANDREWS & INGERSOLL]


                                  May 8, 1996



Alkermes, Inc.
64 Sidney Street
Cambridge, MA  02139

     RE:  Alkermes, Inc. -
     Registration Statement on Form S-3
     File No. 333-4572
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Gentlemen:

     We have acted as counsel to Alkermes, Inc., a Pennsylvania corporation (the "Company"), in connection with the preparation of the Company's Registration Statement filed on Form S-3, File No. 333-4572, (the "Registration Statement"), as initially filed with the Securities and Exchange Commission (the "Commission") on May 3, 1996, as amended, pursuant to which the Company is registering under the Securities Act of 1933, as amended, 2,300,000 shares of its common stock, $.01 par value per share (the "Common Stock") being sold by the Company.

     We are familiar with the proceedings taken and proposed to be taken by the Company in connection with the proposed authorization, issuance and sale of the Common Stock. In this connection, we have examined and relied upon such corporate records and other documents, instruments and certificates and have made such other investigation as we deemed appropriate as the basis for the opinion set forth below. In our examination, we have assumed legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of documents submitted to us as certified, conformed or photostatic copies and the authenticity of such original documents.
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Alkermes, Inc.
May 8, 1996
Page 2

     The opinion expressed below is based on the assumption that the Registration Statement will become effective.

     Based upon the foregoing, we are of the opinion that the shares of Common Stock to be sold by the Company have been duly authorized and, when issued for payment as described in the Company's Registration Statement, will be legally issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as Exhibit 5 to the Registration Statement and to the reference to this firm under the caption "Legal Matters" in the Prospectus forming a part thereof.

                               Very truly yours,


                               BALLARD SPAHR ANDREWS & INGERSOLL